UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 28, 2008
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of James B. McCurry as Chairman, President and Chief Executive Officer
     As previously announced, James B. McCurry resigned as Chairman, President and Chief Executive Officer of PRG-Schultz International, Inc. (the “Company”) effective November 30, 2008. In connection with Mr. McCurry’s resignation, the Company entered into a Release Agreement with Mr. McCurry dated December 1, 2008 (the “Release Agreement”). The Release Agreement provides, among other things, that the Company will pay to Mr. McCurry a pro-rated portion of the 2008 annual incentive bonus, if any, Mr. McCurry would have received had he remained employed in accordance with the Company’s Performance Bonus Plan. Pursuant to the Release Agreement, Mr. McCurry released and fully discharged, except for certain specified preserved rights, the Company and its subsidiaries and their officers and directors from all claims, rights, and causes of action of all nature, known or unknown, in any way arising out of, connected with or related to his employment.
     The foregoing description is qualified in its entirety by reference to the Release Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Appointment of Patrick G. Dills as Chairman, Interim Chief Executive Officer, and Interim President
     The Board of Directors of the Company believes that it is in the final stages of its search for a Chief Executive Officer and President to succeed Mr. McCurry and expects to announce the successor for these positions in the near term. The Board has appointed Patrick G. Dills to serve as Interim Chief Executive Officer and Interim President until a permanent Chief Executive Officer and President is appointed by the Board. The Board has also appointed Mr. Dills as Chairman of the Board. Mr. Dills’ appointment to these positions is effective as of December 1, 2008. Mr. Dills, 55, has been a member of the Board since March 2006. As a result of his appointment as an interim executive officer of the Company, Mr. Dills has resigned from his positions on the Audit Committee and Compensation Committee. During the period of his service as the Interim Chief Executive Officer and Interim President, the Company will pay Mr. Dills a salary of $35,000 per month.
     In addition to his role at the Company, Mr. Dills also serves as Executive Chairman of the Board of MSC Group, Inc., a nationwide leader in the delivery of medical products and services to the workers compensation industry. MSC Group, Inc. is a successor, as of June 2008, to certain of the business interests and assets of Medical Services Company, where Mr. Dills was also Executive Chairman of the Board. Prior to joining Medical Services Company in 2006, Mr. Dills served from 1988 to 2005 in several executive roles at First Health Group Corp., which was acquired by Coventry Health Care in 2005. Mr. Dills’ last position with First Health Group was Executive Vice President. He was also President of two wholly owned subsidiaries of First Health Group, CCN and Health

Net Plus, from 2001 to 2005 and 2003 to 2005, respectively.
Executive Officer Employment Agreements
     On November 28, 2008, the Company entered into new employment agreements (the “Employment Agreements”) with certain executive officers of the Company, including the following named executive officers of the Company: Peter Limeri, Larry Robinson, and Bradley Roos (collectively, the “Named Executive Officers”) who serve as the Company’s Chief Financial Officer and Treasurer, Senior Vice President and President-Americas, and Senior Vice President and President-Europe and Asia Pacific, respectively. The Company entered these agreements as part of an effort to implement a standard executive employment agreement to improve the consistency of the terms of such agreements among its executive officers. The material terms of the Employment Agreements, many of which are substantially similar to the material terms of the Named Executive Officers’ previous employment arrangements, are as follows:
1. Term. Each Employment Agreement provides for a term of one year which will automatically be extended for additional one-year periods, unless either party notifies the other in writing at least 30 days prior to the end of the original term or any additional term of its intention not to extend the agreement.
2. Compensation. The Employment Agreements for Messrs. Limeri, Robinson, and Roos provide for an annual base salary of approximately $300,000, $419,270, and $323,000, respectively. Each Named Executive Officer will be eligible for an annual target bonus equal to 50% of the Named Executive Officer’s annual base salary and a maximum bonus equal to 100% of the Named Executive Officer’s annual base salary, based on the achievement of certain performance objectives to be set by the Company’s Compensation Committee. The Named Executive Officers will also be eligible to receive stock options, restricted stock, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans on such basis as the Compensation Committee may determine. The Employment Agreements also provide for standard expense reimbursement, paid time off, and other standard executive benefits.
3. Post-Termination Benefits.
     (a) No Change of Control. If any of the Named Executive Officers, other than within two years after a Change of Control (as defined in the Employment Agreements), (x) terminates his employment for Good Reason (as defined in the Employment Agreements), (y) is terminated by the Company without Cause (as defined in the Employment Agreements), or (z) terminates his employment upon the Company’s failure to renew the Agreement, then the Named Executive Officer is entitled to the following: (i) payment of the Named Executive Officer’s annual base salary for the period equal to the greater of one year or the sum of four weeks for each full year of continuous service the Named Executive Officer has with the Company (the “Severance Period”); (ii)

payment of any actual earned full-year bonus (pro-rated) for the year in which the Named Executive Officer’s employment termination occurs; (iii) continuation of health care plan coverage for the Severance Period; (iv) payment of accrued obligations; (v) vesting in full of the Named Executive Officer’s outstanding unvested options, restricted stock and other equity-based awards that would have vested solely based on the continued employment of the Named Executive Officer, as well as the continuation of outstanding stock options, until the earlier of one year after the date of termination of the Named Executive Officer’s employment or the original expiration date of the options; and (vi) payment of up to $20,000 of outplacement services.
     (b) Change of Control. If, within 2 years following a Change in Control, any of the Named Executive Officers (x) terminates his employment for Good Reason, (y) is terminated by the Company without Cause, or (z) terminates his employment upon the Company’s failure to renew the Employment Agreement, then the Named Executive Officer is entitled to receive the same benefits as such Named Executive Officer would have received as described above under “No Change in Control” except that (i) the payment of the Named Executive Officer’s annual base salary shall be for the period equal to the greater of 18 months or the sum of four weeks for each full year of continuous service the Named Executive Officer has with the Company (the “Change in Control Severance Period”) and (ii) the Named Executive Officer’s health care plan coverage shall continue for the Change in Control Severance Period.
     (c) For Cause. If the Company terminates a Named Executive Officer’s employment for Cause or a Named Executive Officer terminates his employment for other than Good Reason, the Employment Agreements terminate and the Company will have no further obligations to the Named Executive Officer other than to pay any accrued obligations.
4. Business Protection Agreements. Each of the Named Executive Officers is also bound by confidentiality provisions, non-competition covenants and non-solicitation restrictions concerning both customers and employees of the Company.
5. Additional Benefits. Under their respective agreements, Mr. Robinson and Mr. Roos each receive certain additional compensation and benefits as a result of their assignments to Dallas, Texas and the United Kingdom, respectively. During the period of Mr. Robinson’s assignment to Dallas, Texas, which is expected to last until July 31, 2011, Mr. Robinson is entitled to a housing allowance, a one-time relocation allowance, reimbursement of medical costs, reimbursement of applicable costs for a work permit/visa, an auto allowance, and tax preparation assistance associated with equalization of his tax liability to Canada.
     During the period of Mr. Roos’ assignment to the United Kingdom, which is expected to last through December 31, 2009, Mr. Roos is entitled to occupation of a house leased by the Company, tax consultation and preparation assistance, an education allowance for Mr. Roos’ children to attend the American school, and an annual tax equalization benefit designed to ensure that Mr. Roos bears a total tax liability approximately equivalent to the tax liabilities he would have incurred if working for the Company in the United States.
     The foregoing description is qualified in its entirety by reference to Messrs. Limeri, Robinson, and Roos’ Employment Agreements, copies of which are filed herewith as Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, and incorporated herein by reference.
Separation Agreement
     On November 30, 2008 the Company entered into a Separation Agreement (the “Separation Agreement”) with Norman Lee White, the Company’s Executive Vice President and Executive Vice President of the Company’s subsidiary, PRG-Schultz USA, Inc. (“PRG-Schultz USA”). Pursuant to the Separation Agreement, PRG-Schultz USA and Mr. White mutually agreed to end Mr. White’s employment effective as of December 31, 2008 (the “Termination Date”), and to terminate, as of November 30, 2008, the Employment Agreement between the parties dated June 19, 2006. The material terms of the Separation Agreement are as follows:
1. Post-employment Compensation. The Separation Agreement provides for PRG-Schultz USA to make severance payments to Mr. White equal to his current annual salary for 26 bi-weekly pay periods following the Termination Date. Mr. White will receive the full year annual bonus, if any, that he would have received for calendar year 2008 had Mr. White remained employed with PRG-Schultz USA. PRG-Schultz USA will permit Mr. White to continue medical and dental insurance coverage for himself, his spouse, and his eligible dependents during the period in which Mr. White is receiving severance payments under the Separation Agreement on the same basis and at the same cost as if he remained employed. Mr. White is also entitled to any vested, accrued benefits under the Company’s 401(k) plan, any base salary that accrued through the Termination Date, and any vested benefits under the Company’s 2006 Management Incentive Plan.
2. Consulting Agreement. The Separation Agreement contemplates that, following the Termination Date, Mr.White shall render certain consulting services to PRG-Schultz USA. Mr. White will perform these services for no charge until March 31, 2009, after which PRG-Schultz USA will pay Mr. White a consulting fee of one hundred and fifty dollars ($150) per hour, as well as reimbursement for reasonable out-of-pocket expenses.
3. Business Protection Agreements. Mr. White is also bound by confidentiality provisions, non-competition covenants and non-solicitation restrictions concerning both customers and employees of PRG-Schultz USA.
4. Release. In order to collect his severance benefits, Mr. White is obligated to sign and return a release agreement, pursuant to which Mr. White will agree to release all current or future claims, known or unknown, arising on or before the date of the release against PRG-Schultz USA and its affiliates and their respective officers, directors, employees, agents, insurers, assigns, and successors in interest.
     The foregoing description is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference.
Forward Looking Statements
     In addition to historical information, this Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the status of the Company’s search for the successor to Mr. McCurry. Such forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include the Company’s ability to locate a qualified successor to Mr. McCurry and retain existing personnel, revenues that do not meet expectations or justify costs incurred, the Company’s ability to develop material sources of revenue in addition to its core accounts payable services, changes in the market for the Company’s services, client bankruptcies, loss of major clients, the risk that the Company may not participate in the proposed national rollout of the Medicare recovery audit program or that the national rollout will be significantly delayed, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 12, 2008. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
The following exhibits are filed herewith:
10.1 Release Agreement dated December 1, 2008 between the Company and Mr. McCurry
10.2 Employment Agreement dated November 28, 2008 between the Company and Mr. Limeri
10.3 Employment Agreement dated November 28, 2008 between the Company and Mr. Robinson

10.4 Employment Agreement dated November 28, 2008 between the Company and Mr. Roos
10.5 Separation Agreement dated November 30, 2008 between PRG-Schultz USA and Mr. White

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: December 4, 2008

EXHIBIT INDEX
10.1 Release Agreement dated December 1, 2008 between the Company and Mr. McCurry
10.2 Employment Agreement dated November 28, 2008 between the Company and Mr. Limeri
10.3 Employment Agreement dated November 28, 2008 between the Company and Mr. Robinson
10.4 Employment Agreement dated November 28, 2008 between the Company and Mr. Roos
10.5 Separation Agreement dated November 30, 2008 between PRG-Schultz USA and Mr. White